
                                  NSAR ITEM 77O

                               VK Enterprise Fund
                               10f-3 Transactions

  Underwriting #          Underwriting                   Purchased From             Amount of shares         % of         Date of
                                                                                       Purchased          Underwriting    Purchase


         1             Republic Services, Inc.             Merrill Lynch                315,300             0.618%       06/30/98
                                                           S.C. Bernstein
                                                           First Analysis

         2             Fox Entertainment Group Inc.        Merrill Lynch                220,600             0.177%       11/10/98
                                                            Allen & Co.
                                                           Goldman Sachs
                                                           Raymond James
                                                             JP Morgan
                                                           Gerard Klauer

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Other Firms participating in Underwriting:

Underwriting for #1

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Allen & Company Incorporated
ABN AMRO Incorporated
BT Alex. Brown Incorporated
BancAmerica Robertson Stephens
Bear, Stearns & Co. Inc
Sanford C. Bernstein & Co., Inc.
Blaylock & Partners, LP
Chatfield Dean & Company
CIBC Oppenheimer Corp.
Cleary Gull Reiland & McDevitt Inc.
First Analysis Securities Corporation
Fox-Pitt, Kelton Inc.
Furman Selz LLC
Gabelli & company, Inc.
Underwriting for #1 (con't)

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
Neuberger & Berman, LLC
PaineWebber Incorporated
Raymond James & Associates, Inc.
Smith Barney Inc.
Utendahl Capital Partners, LP
Wheat First Securities, Inc.



Underwriting for #2


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Allen & Company Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
JP Morgan Securities Inc.
NationsBanc Montgomery Securities LLC
Salomon Smith Barney Inc.
ABN AMRO Incorporated
BT Alex. Brown Incorporated
Credit Lyonnais Securities (USA) Inc.
Credit Suisse First Boston Corporation
AG Edwards & Sons, Inc
ING Barings Furman Selz LLC
Lazard Freres & Co. LLC
Lehman Brothers Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Schroder & Co. Inc.
TD Securitieies (USA) Inc.
Warburg Dillion Read LLC
Wasserstein Perella Securities, Inc.
Sanford C. Bernstein & Co. Inc.
Underwriting for #2 (con't)


Blaylock & Partners, LP
Chatsworth Securities LLC
Crowell, Weedon & Co.
Dain Rauscher Incorporated
Doley Securities, Inc.
Gerard Klauer Mattison & Co., Inc.
Guzman & Company
Interstate/Johnson Lane Corporation
Janney Montgomery Scott Inc.
Legg Mason Wood Walker, Incorporated
May, Davis Group Inc.
Neuberger Breman, LLC
Pryor, McClendon, Counts & co.
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, LLC
Sands Brothers & Co., Ltd.
Tucker Anthony Incorporated
Utendahl Capital Partners, LPO
Wheat First Securities, Inc.